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                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE

Investor Contact:    Kevin F. McLaughlin, Senior Vice President and Chief
                     Financial Officer of PRAECIS PHARMACEUTICALS INCORPORATED,
                     781-795-4274 or kevin.mclaughlin@praecis.com.

                      PRAECIS PHARMACEUTICALS INCORPORATED
                         ANNOUNCES SETTLEMENT WITH AMGEN

WALTHAM, MA --AUGUST 20, 2002 -- PRAECIS PHARMACEUTICALS INCORPORATED (NASDAQ:
PRCS) announced today that it has concluded an agreement with Amgen Inc., whereby PRAECIS will pay Amgen $13 million in final settlement of all amounts payable under their collaboration agreement which was terminated by Amgen, effective December 17, 2001. PRAECIS will not incur any additional charges as a result of this settlement and, accordingly, will adjust the previously disclosed higher estimates of its potential liability under the collaboration agreement.

PRAECIS PHARMACEUTICALS INCORPORATED is a biotechnology company focused on the discovery and development of pharmaceutical products using its proprietary LEAP(TM) (Ligand Evolution to Active Pharmaceuticals) technology. LEAP combines the power of biological selection with the advantages of medicinal chemistry in a unique molecular evolution process. PRAECIS employed LEAP in the development of Plenaxis(TM), its candidate for the treatment of hormonally responsive advanced prostate cancer and endometriosis. PRAECIS also has a clinical program in Alzheimer's disease, and has five programs in the research or preclinical development stage.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE COMPANY'S SETTLEMENT OF CERTAIN OUTSTANDING MATTERS WITH AMGEN INC. THESE STATEMENTS ARE BASED ON THE COMPANY'S CURRENT BELIEFS AND EXPECTATIONS AS TO FUTURE OUTCOMES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS AND UNCERTAINTIES. THESE INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS SET FORTH FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE RISKS DISCUSSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2002.